                                                                    Exhibit (21)
                                     REGISTRANT
                                     ECOLAB INC.

                                      STATE OR OTHER
                                      JURISDICTION OF      PERCENTAGE
 NAME OF AFFILIATE                     INCORPORATION      OF OWNERSHIP
 -----------------                     -------------      ------------
 Ecolab S.A.                            Argentina              100

 Ecolab Australia Pty Limited           Australia              100

 Ecolab Pty Limited                     Australia              100

 Gibson Chemical Industries             Australia              100
 Limited

 Gibson Chemicals Limited               Australia              100

 Gibson Chemicals (NSW) Pty             Australia              100
 Limited

 Gibson Chemicals Fiji Pty              Australia              100
 Limited

 Gibson Chemicals Great Britain         Australia              100
 Pty Limited

 Intergrain Timber Finishes Pty         Australia              100
 Limited

 Leonard Chemical Products Pty          Australia              100
 Limited

 Maxwell Chemicals Pty Limited          Australia              100

 Nippon Thermochemical Pty              Australia               60
 Limited

 Puritan/Churchill Chemical             Australia              100
 Holdings Pty Ltd.

 Vessey Chemicals (Holdings) Pty        Australia              100
 Limited

 Vessey Chemicals Pty Limited           Australia              100

 Vessey Chemicals (Vic.) Pty            Australia              100
 Limited

 Ecolab Limited                          Bahamas               100

 Ecolab (Barbados) Limited               Barbados              100

 Kay N.V.                                Belgium               100

 Ecolab Quimica Ltda.                     Brazil               100

 Ecolab Ltd.                              Canada               100

 Ecolab S.A.                              Chile                100

 Ecolab Colombia S.A.                   Colombia               100


                                      STATE OR OTHER      PERCENTAGE OF
                                     JURISDICTION  OF       OWNERSHIP
 NAME OF AFFILIATE                     INCORPORATION
 -----------------                     -------------      ------------
 Ecolab Sociedad Anonima                Costa Rica             100

 Ecolab S.A.                              France               100

 Ecolab GmbH                             Germany               100

 Ecolab Export GmbH                      Germany               100

 Ecolab, Sociedad Anonima               Guatemala              100

 Quimicas Ecolab, S.A.                   Honduras              100

 Ecolab Limited                         Hong Kong              100

 P.T. Ecolab Indonesia                  Indonesia               80

 Ecolab Export Limited                   Ireland               100

 Ecolab Co.                              Ireland               100

 Ecolab Limited                          Jamaica               100

 Ecolab K.K.                              Japan                100

 Ecolab East Africa (Kenya)               Kenya                100
 Limited

 Ecolab  Korea Ltd.                       Korea                100

 Ecolab Lebanon S.a.r.l.                 Lebanon               100

 Ecolab Sdn. Bhd.                        Malaysia              100

 Gibson Chemicals MA Sdn. Bhd.           Malaysia              100

 Ecolab S.A. de C.V.                      Mexico               100

 Ecolab Morocco                          Morocco               100

 Ecolab Finance N.V.               Netherlands Antilles        100
                                        (Curacao)

 Ecolab International B.V.             Netherlands             100

 Ecolab Limited                        New Zealand             100

 Peterson Chemicals Limited            New Zealand             100

 Ecolab Nicaragua, S.A.                 Nicaragua              100

 Ecolab S.A.                              Panama               100


                                      STATE OR OTHER
                                     JURISDICTION  OF     PERCENTAGE OF
 NAME OF AFFILIATE                     INCORPORATION        OWNERSHIP
 -----------------                     -------------        ---------
 Gibson Chemicals (PNG) Pty.         Papua New Guinea          100
 Limited

 Ecolab Chemicals Ltd.             People's Republic of         51
                                          China

 Ecolab Philippines, Inc.              Philippines             100


 Ecolab Pte. Ltd.                       Singapore              100

 Klenzade South Africa                 South Africa            100
 (Proprietary) Ltd.

 Ecolab Ltd.                              Taiwan               100

 Ecolab East Africa (Tanzania)           Tanzania              100
 Limited

 Ecolab Limited                          Thailand              100

 Ecolab East Africa (Uganda)             Uganda                100
 Limited

 Ecolab Foreign Sales Corp.        U.S. Virgin Islands         100

 Ecolab S.A.                            Venezuela               51

 UNITED STATES

 Kay Chemical Company                 North Carolina           100

 Kay Chemical International,          North Carolina           100
 Inc.

 Ecolab Manufacturing Inc.               Delaware              100

 Ecolab Holdings Inc.                    Delaware              100

 Ecolab Investment Inc.                  Delaware              100

 Ecolab Foundation                      Minnesota              100

 Ecolab Leasing Corporation              Delaware              100

 FastSource Leasing, Inc.                Delaware              100

 GLP Sales Inc.                          Delaware              100

 Jackson MSC Inc.                        Delaware              100

 Puritan/Churchill Chemical              Georgia               100
 Company

---------------------------------------------------

Certain additional subsidiaries, which are not significant in the aggregate, are not shown.